CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K/A of our report dated February 2, 1999 included in the Corporation's previously filed Registration Statement File Nos. 2-53663, 2-53578, 33-7471, 33-22417, 33-37924, 33-39660, 33-57898, 33-55607, 33-58939,
33-58943, 333-14769, 333-21277, 333-21285 and 333-41359. It should be noted that we have not audited any financial statements of the Corporation subsequent to January 2, 1999 or performed any audit procedures subsequent to the date of our report.


                                                         /s/ Arthur Andersen LLP

                                                         ARTHUR ANDERSEN LLP


Chicago, Illinois
January 28, 2000